                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Bergstrom Capital Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         BERGSTROM CAPITAL CORPORATION
                       221 First Avenue West, Suite 310
                        Seattle, Washington 98119-4224
                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 8, 1999

To the Stockholders of
  BERGSTROM CAPITAL CORPORATION

     NOTICE IS HEREBY GIVEN that by order of the Board of Directors, the Annual Meeting of Stockholders of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), will be held in the North Cascade Room, The Harbor Club Seattle, Norton Building, 17th Floor, 801 Second Avenue, Seattle, Washington, on November 8, 1999, at 11:00 a.m., Seattle time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

          1. To elect two directors to hold office until the Annual Meeting of Stockholders in 2002 and until their respective successors shall be elected and shall qualify;

          2. To ratify or reject the selection by the Company's Board of Directors of Deloitte & Touche LLP as the independent accountants of the Company for the year ending December 31, 1999; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 10, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof, and only stockholders of record at the close of business on such date are entitled to so vote. The stock transfer books of the Company will not be closed. A complete alphabetical listing of stockholders entitled to vote at the meeting or any adjournment thereof, including their addresses and number of shares registered in the name of each such stockholder, will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for the ten days prior to the meeting, at the office of the Company in Seattle, Washington, specified above, and will be available for inspection by any stockholder at the time of the meeting, at the place thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, RECOMMENDS THAT STOCKHOLDERS ELECT THE NOMINEES FOR DIRECTOR AND RATIFY THE SELECTION OF AUDITORS BY VOTING FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2 IN THE ENCLOSED PROXY.

     Please execute and return the enclosed Proxy promptly in the enclosed envelope, whether or not you intend to be present at the meeting. You are urged to attend and vote in person. If you are not able to attend, it is important that your shares be represented by Proxy. You may revoke your Proxy at any time before it is voted.

                              By Order of the Board of Directors

                              Pamela A. Fiorini
                                Secretary

Seattle, Washington
September 23, 1999

                         BERGSTROM CAPITAL CORPORATION

                       221 FIRST AVENUE WEST, SUITE 310
                        SEATTLE, WASHINGTON 98119-4224

                              ------------------

                                PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bergstrom Capital Corporation, a Delaware corporation (the "Company"), of Proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on November 8, 1999, and any adjournment thereof, for action upon the matters set forth in the foregoing Notice of Annual Meeting of Stockholders.

          All shares represented by each properly signed Proxy received prior to the meeting will be voted at the meeting. If a stockholder specifies how the Proxy is to be voted on any of the business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, the Proxy will be voted FOR the election of the directors nominated by the Board of Directors (Proposal 1) and FOR Proposal 2. The Proxy may be revoked by a stockholder, at any time prior to its use, by written notice to the Company, by submission of a subsequent Proxy or by voting in person at the meeting.

          If a vote is taken on adjournment of the meeting, or any other procedural matters, Proxies will be voted at the discretion of the persons voting the Proxies so as to facilitate the election of the directors nominated by the Board of Directors (Proposal 1) and the adoption of Proposal 2. Accordingly, absent contrary instructions on the Proxy card, Proxies withholding votes on Proposal 1 or abstaining on or opposing Proposal 2 may be voted on procedural matters, such as adjournment, to facilitate an opposite result.

          The representation in person or by proxy of at least one-third of the shares of Capital Stock entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker "non-votes" will be counted as present. Broker "non-votes" occur when the Company receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy. The directors nominated in Proposal 1 will be elected by a plurality of the shares voting and entitled to vote thereon at the meeting, and Proposal 2 requires the approval of a majority of the shares voting and entitled to vote thereon at the meeting. Withheld votes and broker non-votes will not be counted in favor of or against, but will have no other effect on, the vote for both Proposals. An abstention will have the effect of a vote against Proposal 2.

          The cost of solicitation, including postage, printing and handling, and the expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal interviews. This Proxy Statement and the enclosed form of Proxy were first mailed to stockholders on or about September 23, 1999.

          At the close of business on September 10, 1999, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding 1,000,000 shares of Capital Stock. Each share is entitled to one vote.

          The following table sets forth information as of June 30, 1999 with respect to all persons known by the Company to be the beneficial owners of more than 5% of the Company's Capital Stock and with respect to the beneficial ownership of the Company's Capital Stock by all directors and executive officers of the Company as a group:

                                      AMOUNT AND NATURE OF          PERCENT
        NAME AND ADDRESS            BENEFICIAL OWNERSHIP (1)        OF CLASS
        ----------------            ------------------------        --------
        Erik E. Bergstrom                    224,000(2)             22.40%
          P.O. Box 126
          Palo Alto, CA  94302

        Directors and executive              231,750(3)             23.2%
          officer as a group
          (5 persons)

_________________________________
(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) Includes 66,000 shares owned by Federal United Corporation, a corporation controlled by Mr. Bergstrom. Does not include 24,000 shares beneficially owned by Mr. Bergstrom's wife, 20,000 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which Mr. Bergstrom disclaims any beneficial interest.

(3) Includes the shares shown in the table above as beneficially owned by Mr. Bergstrom. See "ELECTION OF DIRECTORS" for information regarding shares owned by the other directors and the executive officer.

          So far as is known to management of the Company, on June 30, 1999 no other person owned beneficially more than 5% of the Capital Stock of the Company, although on such date Cede & Co., a nominee of Depository Trust Company ("DTC"), owned of record 706,331 shares of Capital Stock of the Company, including a portion of the shares beneficially owned by Mr. Bergstrom, or approximately 70.6% of the number of shares outstanding as of such date. DTC is a depository of securities for brokers, dealers and other institutional investors. Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. Except as otherwise indicated above, the Company does not know the names of beneficial owners of Capital Stock which is on deposit with DTC.

          THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS 1998 ANNUAL REPORT AND 1999 SEMI-ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST BY TELEPHONE AT 1-800-426-5523 OR IN WRITING DIRECTED TO: STATE STREET BANK AND TRUST COMPANY, P.O. BOX 8200, BOSTON, MASSACHUSETTS, 02266-8200.

          State Street Bank and Trust Company is the custodian, accounting agent, transfer agent and dividend paying agent for the Company. William L. McQueen & Associates, whose address is the same as that of the Company, provides certain administrative services to the Company, as described herein under "ELECTION OF DIRECTORS -- Officers of the Company."

          Each proposal to be voted upon has been independently considered by the Board of Directors. The Board of Directors is recommending that stockholders vote FOR the election of the directors nominated by the Board of Directors (Proposal 1) and FOR Proposal 2.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

EXPLANATION AND HISTORY OF COMPANY'S CLASSIFIED BOARD OF DIRECTORS

          At the 1979 Annual Meeting of Stockholders of the Company, approximately 84% of the shares voted on the proposal were cast in favor of a proposal to amend the Certificate of Incorporation to classify directors into three classes, each of approximately the same size, with one class of directors to be elected annually. In addition, the stockholders then approved amendments to the Certificate of Incorporation to require the affirmative vote of at least two-thirds of the number of shares of voting stock outstanding to approve any proposal to dissolve, merge or consolidate the Company, to sell its assets or to effect any amendment to the Certificate of Incorporation to make the stock a redeemable security (or to amend any of the foregoing provisions). The impetus for these proposals was the Board of Directors' awareness that there were efforts being made to effect structural changes in other closed-end investment companies, such as dissolution or merger, or causing the companies to become open-ended and thus stand ready to redeem their outstanding shares. The Board of Directors is not aware of any such efforts currently being made with respect to the Company.

          The Board of Directors believed in 1979 and continues to believe that the primary purpose of such structural changes is to generate a one-time profit through the elimination of the discount between the market price and the net asset value of closed-end investment companies. The Board of Directors also believed that the present closed-end structure which was adopted by the Company when it was founded in 1968 was a more appropriate vehicle for long-term capital growth, since there is no need to consider the possible impact of purchases and redemptions upon investment strategy, which, in the Board's view, would be a consideration if the Company were open-ended. Further, in the event the Company were an open-end mutual fund, and its share redemptions exceeded sales of new shares, the amount of its assets would decline, as would the advisory fee paid to the Company's investment adviser, unless an increase in this fee were approved by the Board of Directors and stockholders.

          One of the purposes of the 1979 amendments was to discourage attempts to take over control of the Company in a transaction not approved by the Company's Board of Directors by making it more difficult for anyone to obtain control in a short time and thereby impose his will on the remaining stockholders. With respect to the classified Board of Directors which was approved at the 1979 Annual Meeting, the Board then believed and continues to believe that a staggered election of directors moderates the pace of any attempted change in management by extending the time required to elect the majority of the directors from one to two years. Further, under Delaware law, directors who are members of a board which is classified (as is the case of the Company's Board) may not be removed from office except for cause unless the Certificate of Incorporation provides otherwise, which the Company's does not.

NOMINEES FOR ELECTION AND DIRECTORS

          Pursuant to the classified system for electing directors described above, at the Annual Meeting of Stockholders held in 1996, the stockholders elected this year's nominees for the Board of Directors, William L. McQueen and Norman R. Nielsen, to serve for a term of three years. Mr. McQueen and Mr. Nielsen have each been nominated to hold office as a director of the Company for an additional three-year term which will expire at the time of the Annual Meeting of Stockholders of the Company to be held in 2002. If authority is granted to vote in the election to fill the director positions open in 1999, the enclosed Proxy will be voted for Mr. McQueen and Mr. Nielsen, each of whom has consented to continue to serve as a director of the Company.

          In the unanticipated event that any or all nominees cannot for some reason be a candidate, then the Proxy holders may vote in favor of such substitute nominee(s) as the Board of Directors shall designate or the Board of Directors may reduce the number of directors to be elected. The Company knows of no current circumstances which would render any nominee unable to accept nomination or election.

          The following table sets forth a list of the individuals nominated for election as a director and the Company's directors whose terms will continue following the Annual Meeting, together with their ages, the number of shares of Capital Stock of the Company beneficially owned by each such director as of June 30, 1999, and other information.

                                                                                      CAPITAL
                                                                                    STOCK OF THE
                                                                                      COMPANY
                          POSITION, IF ANY, WITH THE                                BENEFICIALLY
                           COMPANY OR ITS ADVISER,                       PRESENT      OWNED AT
                             PRINCIPAL OCCUPATION           DIRECTOR      TERM        JUNE 30,       PERCENT
NAME AND AGE               AND BUSINESS EXPERIENCE            SINCE      EXPIRES       1999(1)       OF CLASS
------------         ------------------------------------  -----------   -------    ------------     --------
William L.           President of the Company since         November       1999          110(2)        0.01%
McQueen*             November 1980; Treasurer of the          1980
   (68)              Company from October 1986 to June
                     1987 and since January 1988;
                     Secretary of the Company from
                     October 1976 to November 1980; in
                     practice as a certified public
                     accountant and sole proprietor of
                     William L. McQueen & Associates for
                     more than five years.

Norman R. Nielsen    Manager and Senior Member of            October       1999        6,840(3)        0.67%
   (58)              research staff, SRI Consulting, a        1976
                     wholly owned subsidiary of SRI
                     International (a research and
                     consulting organization), for more
                     than five years.

Erik E. Bergstrom*   Chairman of the Board of Directors      October       2000      224,000(4)       22.40%
   (61)              (but not an officer) of the              1976
                     Company; private investor; officer
                     of Federal United Corporation (a
                     personal holding company);
                     President and director of Erik E.
                     and Edith H. Bergstrom Foundation,
                     Inc. (a private foundation which
                     makes grants to charitable
                     organizations), all for more than
                     five years; and President and
                     director of Bergstrom Advisers,
                     Inc. from June 1976 to November
                     1998.(5)

                                                                                      CAPITAL
                                                                                    STOCK OF THE
                                                                                      COMPANY
                          POSITION, IF ANY, WITH THE                                BENEFICIALLY
                           COMPANY OR ITS ADVISER,                       PRESENT      OWNED AT
                             PRINCIPAL OCCUPATION           DIRECTOR      TERM        JUNE 30,       PERCENT
NAME AND AGE               AND BUSINESS EXPERIENCE            SINCE      EXPIRES       1999(1)       OF CLASS
------------         ------------------------------------  -----------   -------    ------------     --------
George Cole Scott*   Account Executive and Investment        October       2000        300(6)          0.03%
    (62)             Advisor Representative for Anderson      1976
                     & Strudwick, Inc. (a securities
                     broker-dealer) for more than five
                     years; President and Portfolio
                     Manager of Closed-End Fund
                     Advisors, Inc. (an investment
                     adviser) since October 1996; and
                     President and sole owner of Cole
                     Publishing, Inc. (an investment
                     consulting firm) from February 1988
                     to April 1996.

William H. Sperber   Chairman, President, Chief             November       2001        500             0.05%
    (66)             Executive Officer and co-founder of      1997
                     The Trust Company of Washington
                     since July 1992; Director and
                     President of Manzanita Capital,
                     Inc. (a holding company for a trust
                     company and a securities broker-
                     dealer and investment adviser)
                     since January 1999.

____________________________
(*) An "interested person" of the Company, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Bergstrom is an interested person by virtue of the magnitude of his stock ownership in the Company; Mr. McQueen is an interested person by virtue of his status as President and Treasurer of the Company; and Mr. Scott is an interested person by virtue of his affiliation with a securities broker and dealer.

(1) Sole voting and investment power unless otherwise indicated in the notes below.

(2) These shares are held in an individual retirement account for the benefit of Mr. McQueen.

(3) Includes 6,400 shares owned by the Nielsen Family Trust, of which Mr. Nielsen is a trustee, and 440 shares owned by the Lenore Nielsen Trust, of which Mr. Nielsen is also a trustee, but does not include 1,550 shares owned by Mr. Nielsen's daughter, as to all of which he disclaims any beneficial interest.

(4) Includes 66,000 shares owned by Federal United Corporation, a corporation which Mr. Bergstrom controls. Does not include 24,000 shares owned by Mr. Bergstrom's wife, 20,000 shares owned by Erik E. and Edith H. Bergstrom Foundation, Inc., and 14,305 shares owned by Sharon's Trust, of which Mr. Bergstrom is one of three trustees, as to all of which he disclaims any beneficial interest.

(5) Mr. Bergstrom has licensed to the Company, on a perpetual, royalty-free, non-exclusive basis, the word Bergstrom for use in the Company's name in connection with its business as an investment company. Mr. Bergstrom may use or license the word Bergstrom in connection with other investment companies and other business enterprises.

(6) Includes 100 shares held in a Keogh plan for the benefit of Mr. Scott. Does not include 1,500 shares owned by Mr. Scott's wife, 1,000 shares held by Mr. Scott's son, 400 shares held by Mr. Scott's daughter, 2,000 shares owned by Mr. Scott's mother, 1,062 shares owned by Mr. Scott's sister, and 400 shares owned by Mr. Scott's brother, as to all of which Mr. Scott disclaims any beneficial interest.

MEETINGS OF DIRECTORS AND COMMITTEES THEREOF

          During 1998, the Board of Directors held four meetings. All directors attended all of these meetings. The Board of Directors established an Audit Committee in mid-1978, the members of which are currently Messrs. Nielsen and Sperber. During 1998, the Audit Committee held three meetings and all members attended all of these meetings. The Audit Committee reviews with the independent accountants of the Company the Company's annual audited financial statements, considers any comments which the independent accountants may have regarding the Company's financial statements or books of account and considers the adequacy of the Company's internal accounting controls. The Board of Directors has no Nominating Committee. The Board of Directors reviews the qualifications of and recommends a director or slate of directors for election by the stockholders at each Annual Meeting of Stockholders and appoints candidates to fill vacancies on the Board, subject to their qualifying under the 1940 Act. The Board of Directors will consider nominees for director recommended by stockholders. Such recommendations should include qualifications and biographical information and should be submitted to the Secretary of the Company.

OFFICERS OF THE COMPANY

          The present officers of the Company are William L. McQueen, President and Treasurer, Pamela A. Fiorini, Secretary, and Elizabeth C. Hedlund, Assistant Secretary. It is contemplated that the Board of Directors will re-elect Mr. McQueen, Ms. Fiorini and Ms. Hedlund to their respective offices. Officers serve at the discretion of the Board of Directors. Neither Mr. McQueen, Ms. Fiorini nor Ms. Hedlund is an officer, director or employee of Dresdner RCM Global Investors LLC, the Company's investment adviser. Mr. McQueen's accounting firm, William L. McQueen & Associates, has been engaged by the Company to provide fund administration services and related office facilities to the Company. William L. McQueen & Associates receives no compensation from the Company for these services. However, Mr. McQueen receives compensation as a director and officer of the Company, as described under "Compensation of Directors and

Executive Officer" below. From time to time, William L. McQueen & Associates has provided accounting services to William H. Sperber, one of the Company's directors.

SECTION 30(h) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 30(h) of the 1940 Act requires the Company's officers, directors and investment advisers, the affiliated persons of such investment advisers, and the beneficial owners of more than ten percent of the Company's Capital Stock to file initial reports of ownership and reports of changes in ownership of the Company's Capital Stock with the Securities and Exchange Commission and the American Stock Exchange, and to provide copies of such reports to the Company.

          Based solely on a review of the copies of such reports received by it and of written representations by reporting persons that no additional reports are due, the Company believes that all Section 30(h) filing requirements for 1998 were satisfied, except as follows. Dresdner RCM Global Investors US Holdings LLC, which owns 100% of Dresdner RCM Global Investors LLC, the Company's investment adviser (the "Adviser"), failed to file on a timely basis an initial report of ownership on Form 3. This information was subsequently reported, as required, on Form 5 on February 12, 1999.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICER

          The following table sets forth the compensation paid by the Company to directors and the executive officer of the Company in 1998.

                              COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                              Pension or
                                              Retirement                        Total Director
                                           Benefits Accrued      Estimated       Compensation
                             Aggregate        As Part of          Annual         From Company
      Name of Person        Compensation        Company        Benefits Upon       and Fund
       and Position         From Company        Expenses         Retirement       Complex(1)
----------------------------------------------------------------------------------------------------
  Erik E. Bergstrom,          $ 2,479/(2)/       $0                 $0             $ 2,479
   Chairman of the
   Board and Director

  William L. McQueen,         $72,400/(3)/       $0                 $0             $ 9,850
   President, Treasurer
   and Director

  Norman R. Nielsen,          $11,492/(4)/       $0                 $0             $11,492
   Director

  George Cole Scott,          $ 9,850/(5)/       $0                 $0             $ 9,850
   Director

  William H. Sperber,         $11,492/(4)/       $0                 $0             $11,492
   Director

____________________

(1) A Fund Complex consists of investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any other investment companies. Dresdner RCM Global Investors LLC, the adviser of the Company, as well as certain of its affiliates, act as investment advisers to investment companies other than the Company. However, none of the directors or the executive officer of the Company received any compensation from any such investment companies.

(2) Consisted of a $2,125 director fee and a $354 fee for serving as Chairman of the Board. Does not include the $318,501 advisory fee paid to Bergstrom Advisers, Inc., of which Mr. Bergstrom was the sole Shareholder, pursuant to the previous advisory agreement and not paid by Bergstrom Advisers, Inc. to the previous subadvisers.

(3) Consisted of a $9,850 director fee and a $62,550 salary for serving as President and Treasurer of the Company.

(4) Consisted of a $9,850 director fee and a $1,642 fee for serving on the Audit Committee.

(5)  Consisted of a $9,850 director fee.


          As of November 9, 1998, Mr. McQueen's salary for serving as President and Treasurer of the Company was increased from $60,00 to $78,000. The annual director fee was increased from $9,000 to $15,000, and the annual fee for serving on the audit committee was increased from $1,500 to $2,500. In addition, Mr. Bergstrom began receiving the annual director fee for his service as a director and an additional fee for serving as Chairman of the Board of $2,500.

          Director fees and Audit Committee fees are payable quarterly in arrears. Directors receiving director fees are also entitled to reimbursement for their expenses of attending meetings of the Board of Directors or its committees.

          Each of the Company's directors has agreed to reimburse the Company's operating expenses in any fiscal year which exceed 1.50% of the first $50,000,000 of the Company's average net assets and 1.00% of its average net assets thereafter, up to the amount of such director's director and committee fees for the year. The Company and its stockholders will bear any excess expenses beyond the amounts reimbursed. In 1998, operating expenses were .74% of the Company's average net assets.

REQUIRED VOTE

          The election of the directors requires the affirmative vote of a plurality of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR the election of the nominees named above.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (PROPOSAL 2)

          On August 10, 1998, the directors who were not "interested persons" of the Company, within the meaning of the 1940 Act, selected Deloitte & Touche LLP to carry out the audit of the Company's financial statements for the year ended December 31, 1998. Also in August 1998 the Audit Committee of the Board of Directors reviewed the proposed audit and non-audit services to be performed by Deloitte & Touche LLP for the Company during 1998, and after giving consideration to the effect upon that firm's independence, approved its performing audit and audit function services and specified categories of non-audit services (up to a dollar amount limit on services to be performed). From time to time thereafter during 1998, the Audit Committee reviewed the services actually performed to see that they were consistent with the earlier approvals.

          At the regular meeting of the Board of Directors of the Company held on August 9, 1999, the directors of the Company who were not "interested persons" of the Company selected Deloitte & Touche LLP, through its Boston office, to be the independent accountants of the Company, to carry out the audit of the Company's financial statements for the year ending December 31, 1999, and to perform such other audit and non-audit services as may be requested from time to time by the Company. Deloitte & Touche LLP has no connection with the Company except in such capacity, and it has no direct or indirect financial interest in the Company.

          A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.

Required Vote

          The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares voting and entitled to vote thereon at the meeting, in person or by proxy. The Board of Directors recommends a vote FOR such ratification.

                              GENERAL INFORMATION

INFORMATION ABOUT DRESDNER RCM GLOBAL INVESTORS LLC

          Dresdner RCM Global Investors LLC has been the Company's investment adviser since November 1998, when it succeeded Bergstrom Advisers, Inc., the Company's previous investment adviser. From 1986 until November 1998, the Adviser acted as a subadviser to the Company. The business address of the Adviser is Four Embarcadero Center, San Francisco, California 94111. The Adviser is a wholly-owned subsidiary of Dresdner RCM Global Investors US Holdings LLC, which, in turn, is 99% owned by Dresdner Bank AG, an international banking organization headquartered in

Frankfurt, Germany ("Dresdner"), and 1% owned by Dresdner North America Holding, Inc. ("DNAH"), a wholly-owned subsidiary of Dresdner. The business address of Dresdner is Gallusanlage 7, 60041 Frankfurt am Main, and of DNAH is 75 Wall Street, New York, New York 10005.

TERMS OF THE INVESTMENT MANAGEMENT AND ADVISORY AGREEMENT

          On November 9, 1998, the Company's stockholders approved the Investment Management and Advisory Agreement between the Company and the Adviser (the "Advisory Agreement") previously approved by the unanimous vote of the Board of Directors. The Advisory Agreement remains in effect until November 9, 2000 and continues thereafter automatically for successive annual periods, provided that such continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Company or by the Board of Directors of the Company, together with, in each instance, the vote of a majority of those directors who are not "interested persons" of the Company or the Adviser. The Advisory Agreement may be terminated at any time without penalty by a vote of a majority of the outstanding voting securities of the Company or by a vote of a majority of the entire Board of Directors of the Company upon sixty days' written notice to the Adviser or by the Adviser on sixty days' written notice to the Company. The Advisory Agreement automatically terminates upon its assignment.

          Under the Advisory Agreement, the Adviser manages the investment and reinvestment of the cash and securities of the Company, subject to overall supervision by the Company's Board of Directors. The Adviser is also responsible for maintaining certain books and records, rendering reports to the Board of Directors, performing its duties in accordance with Company policies and applicable law and bearing the expenses of its employees and overhead. All other expenses of the Company, including Mr. McQueen's salary as President and Treasurer of the Company and payment to State Street Bank & Trust Company for accounting services, are borne by the Company.

          Set forth below is the schedule of annual fees payable by the Company to the Adviser under the Advisory Agreement. The fee is calculated and paid quarterly in arrears based on the securities and cash held by the Company on the last business day of the preceding quarter.

Market Value of Securities and Cash                                  Fee
-----------------------------------                                  ---
On the first $10,000,000 or fraction thereof............        0.70% annually
On the next $10,000,000 or fraction thereof.............        0.60% annually
On the next $20,000,000 or fraction thereof.............        0.50% annually
On the next $20,000,000 or fraction thereof.............        0.35% annually
On the next $40,000,000 or fraction thereof.............        0.30% annually
On sums exceeding $100,000,000..........................        0.25% annually

During the fiscal year ended December 31, 1998, the Company paid the Adviser $92,342 in fees pursuant to the Advisory Agreement, and Bergstrom Advisers, Inc. paid the Adviser $371,375 in fees pursuant to the previous subadvisory agreement.

          The Adviser has authority to invest a portion of the Company's assets in the shares of any other investment company advised by the Adviser. Such shares are not included in the calculation of the market value of securities and cash managed by the Adviser. As of June 30, 1999, approximately $5.6 million, $4.0 million and $2.6 million, respectively, of the Company's assets were invested in the Dresdner RCM Growth Equity Fund, the Dresdner RCM Small Cap Fund and the Dresdner RCM International Growth Equity Fund (the "Dresdner RCM Funds"), each a series of the Dresdner RCM Capital Funds, Inc., an open end investment company which is advised by the Adviser. The Dresdner RCM Growth Equity Fund and the Dresdner RCM International Growth Equity Fund pay the Adviser an annual fee of 0.75% of average net assets, and the Dresdner RCM Small Cap Fund pays the Adviser an annual fee of 1.00% of average net assets. These fees are higher than the fees that are paid by most investment companies; however, these fees are comparable to the fees paid by other investment companies with similar investment objectives. Although the Company does not pay these fees to the Adviser directly, any return of the Company on its investment in the Dresdner RCM Funds, like any return of the Company on its investment in other investment companies, is reduced by the amount of these fees. As of June 30, 1999, approximately 5.7% of the Company's total assets was invested in investment companies, including the Dresdner RCM Funds. The Dresdner RCM Funds do not charge any sales load, redemption fee or distribution fee.

          Under the Advisory Agreement, all orders for the purchase and sale of securities for the Company must be placed in such markets and through such brokers as in the Adviser's best judgment offer the most favorable price and market. The Adviser may effect securities transactions which cause the Company to pay a commission in excess of the commission another broker or dealer would have charged, provided that the Adviser determines in good faith that the commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer, viewed in terms of the specific transaction or the Adviser's overall responsibilities to its clients. The receipt of such brokerage and research services does not decrease the advisory fee payable to the Adviser, and to the extent such services are provided without cost to the Adviser, the expenses of the Adviser in rendering advice to the Company will be reduced. During 1998, the Company did not pay any brokerage commissions to any Affiliated Broker, as defined in the proxy rules, including any broker affiliated with the Adviser.

          The information in this Proxy Statement concerning the Adviser and its affiliates has been provided to the Company by the Adviser.

                                OTHER BUSINESS

          As of August 19, 1999 the Company did not have notice of any business to come before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. If any other business is properly brought before the meeting, or any adjournment thereof, all Proxies will be voted in accordance with the best judgment of the persons voting such Proxies as to such business.


                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

          Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held during 2000 must be received at the Company's principal office on or before May 26, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for such meeting.

          The Company may exercise discretionary voting authority with respect to stockholder proposals for the 2000 Annual Meeting which are not included in the Company's Proxy Statement and form of Proxy, if notice of such proposals is not received at the Company's principal office on or before August 9, 2000. Even if timely notice is received, the Company may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote Proxies that stockholders have executed and returned to the Company on matters not specifically reflected on the form of Proxy.








































September 23, 1999

                         BERGSTROM CAPITAL CORPORATION

                     THIS PROXY IS SOLICITED ON BEHALF OF

                     THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned hereby appoints WILLIAM L. McQUEEN, PAMELA A. FIORINI and ELIZABETH C. HEDLUND, and each of them, with full power of substitution, as proxies for the undersigned, to vote, act and consent with respect to any and all shares of the Capital Stock, $1 par value, of Bergstrom Capital Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held in the North Cascade Room, The Harbor Club Seattle, Norton Building, 17th Floor, 801 Second Avenue, Seattle, Washington, at 11:00 a.m., Seattle time, on November 8, 1999, and at any continuation or adjournment thereof, with all powers the undersigned would possess if personally present, upon such business as may properly come before the Meeting including the matters indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL 2.

The undersigned hereby acknowledges receipt of the notice of Annual Meeting and Proxy Statement.

                STOCKHOLDERS ARE URGED TO MARK, SIGN AND RETURN
                 THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
                   PLEASE DO NOT FORGET TO DATE THIS PROXY.

Please sign exactly as your name appear on the reverse side. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

________________________                _________________________

________________________                _________________________

BERGSTROM CAPITAL CORPORATION

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Election of Directors (unless authority to vote for the nominees named below is withheld as provided below).

                                   FOR            WITHHELD       FOR ALL EXCEPT
      WILLIAM L. MCQUEEN
                                   [_]               [_]             [_]
      NORMAN R. NIELSEN

Note: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

2.   Ratification of selection of Deloitte &            FOR   AGAINST  ABSTAIN
     Touche LLP as independent accountants of the       [_]     [_]      [_]
     Company for the year ending December 31, 1999.

3. To vote in their discretion on such other matters as may properly come before the Meeting or any adjournment thereof.

          This proxy covers shares registered as designated hereon. Proxies for other forms of registration must be voted separately.

Mark box at right if address change or comment has been noted on the
reverse side of this card                                             [_]

          CONTROL NUMBER:

          RECORD DATE SHARES:


Please be sure to sign and date this Proxy.   DATE: ______________________

__________________________________________________________________________
Stockholder sign here          Co-owner sign here

DETACH CARD                                                    DETACH CARD

                                       2